SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 9, 2002

                               CYGNE DESIGNS, INC.
               (Exact name of issuer as specified in its charter)

              Delaware                      0-22102              04-1843286
    (State or Other Jurisdiction   (Commission File Number)    (IRS Employer
         of Incorporation)                                   Identification No.)

                  1410 Broadway
                New York, New York                            10018
     (Address of Principal Executive Offices)               (Zip Code)

       Registrant's telephone number, including area code: (212) 997-7767

                                      None.
                 (Former address, if changed since last report.)


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On May 9, 2002, Ernst & Young LLP ("E&Y") notified Cygne Designs, Inc. (the "Company") that E&Y resigned as the Company's independent public accountants, effective immediately.

     During the Company's two most recent fiscal years ended February 3, 2001 and February 2, 2002, and through the date of this Form 8-K, there were no disagreements between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to E&Y's satisfaction, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its reports. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company's two most recent fiscal years ended February 3, 2001 and February 2, 2002 or through the date of this Form 8-K.

     The audit reports of E&Y on the consolidated financial statements of the Company as of and for the fiscal years ended February 3, 2001 and February 2, 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     The Company provided E&Y with a copy of this Form 8-K. Attached as Exhibit
16.1 to this Form 8-K is a copy of E&Y's letter, dated May 14, 2002, stating its agreement with the statements concerning E&Y.

     The Audit Committee of the Board of Directors of the Company is currently in the process of engaging a new independent public accounting firm for the Company.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Financial Statements of Business Acquired.

          None.

     (b)  Pro Forma Financial Information.

          None.

     (c)  Exhibits.

          16.1 Letter, dated May 14, 2002, from Ernst &Young LLP to the Securities and Exchange Commission.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CYGNE DESIGNS, INC.
                                    (Registrant)


                                    By: /s/ Roy E. Green
                                       -----------------------
                                            Roy E. Green
                                            Senior Vice President -
                                            Chief Financial Officer

Dated: May 14, 2002